Exhibit 99.1

N E W S R E L E A S E

One American Row
For Immediate Release	PO Box 5056
Hartford CT 06102-5056
www.phoenixwm.com

Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. (NYSE:PNX) Revises Timetable for Delayed SEC Filings

Hartford, Conn., June 3, 2014 – The Phoenix Companies, Inc. (NYSE:PNX) today announced a revised timetable for its delayed filings with the U.S. Securities and Exchange Commission (“SEC”)  for both the company and its subsidiary, PHL Variable Insurance Company (“PHL Variable”).

The revised timetable sets Aug. 6, 2014 as the filing date for the company’s 2013 Form 10-K and an expectation of being current with all periodic reporting obligations of the company and PHL Variable by Dec. 12, 2014. This reflects a departure from the schedule that was part of a March 21, 2014 SEC administrative order, which set a June 4, 2014 filing date for the company’s 2013 Form 10-K and an expectation of being current with all periodic reporting obligations of the company and PHL Variable by Nov. 14, 2014. Phoenix has informed its relevant regulatory authorities of this departure, which provides the additional time the company believes it needs to meet its financial reporting obligations based on its experience in the process of completing the 2012 delayed filings.

The filing delays originally resulted from a restatement of previously issued audited financial statements that were part of the company’s and PHL Variable’s 2012 Forms 10-K. The company filed its 2012 Form 10-K on April 1, 2014 and completed the last of the 2012 parent and subsidiary filing obligations to the SEC and state insurance regulators on May 5, 2014.

The company also announced today that it had received from the Connecticut Insurance Department and the New York State Department of Financial Services, its domiciliary insurance regulators, respective 30-day and 60-day extensions for submission of the audited statutory financial statements of its insurance company subsidiaries for the year ended Dec. 31, 2013 and the subsequent filing of management’s report on internal control over financial reporting for each of its insurance

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The Phoenix Companies, Inc.   2

company subsidiaries. Accordingly, the company’s insurance company subsidiaries did not file these materials with their regulators on or before the respective June 1, 2014 and May 31, 2014 filing deadlines.  The company intends to seek further extensions if required. Phoenix filed a Current Report on Form 8-K today that provides additional details.

ABOUT PHOENIX

The Phoenix Companies, Inc. (NYSE:PNX) helps financial professionals provide solutions, including income strategies and insurance protection, to families and individuals planning for or living in retirement. Founded as a life insurance company in 1851, Phoenix offers products and services designed to meet financial needs in the middle income and mass affluent markets. Its distribution subsidiary, Saybrus Partners, Inc., offers solutions-based sales support to financial professionals and represents Phoenix’s products among key distributors, including independent marketing organizations and brokerage general agencies. Phoenix is headquartered in Hartford, Connecticut, and its principal operating subsidiary, Phoenix Life Insurance Company, has its statutory home office in East Greenbush, New York. For more information, visit www.phoenixwm.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to, or representing management’s beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and in accordance with the administrative order entered by the SEC with respect to the Company and its wholly owned subsidiary, PHL Variable Insurance Company (“PHL Variable”), and otherwise in accordance with law, the outcome of litigation and claims as well as regulatory examinations, investigations, proceedings and orders arising out of the restatement and the failure by the Company and PHL Variable to file SEC reports on a timely basis, potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and the Company’s ability to satisfy its requirements under, and maintain the listing of its shares on, the NYSE.   Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance.  Our ability to resume a timely filing schedule with respect to our SEC filings is subject to a number of contingencies, including but not limited to, whether existing systems and processes can be timely updated, supplemented or replaced, and whether additional filings may be necessary in connection with the restatement. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our other filings with the SEC.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.”  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.  If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this news release, such statements or disclosures will be deemed to modify or supersede such statements in this news release.

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